Exhibit 10.2

LIMITLESS PROJECTS INC.

2261 Rosanna Street

Las Vegas, Nevada 89117

April 20, 2021

Cyber Apps World, Inc.

9436 W. Lake Mead Blvd

Las Vegas, NV 89134;

Attention: Mohammed Irfan Rafimiya Kazi

Dear Irfan:

Re: Asset Purchase and Joint Venture Agreement dated March 15, 2021 (the “Agreement”)

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, we hereby confirm the following revisions to the Agreement:

1.	Limitless Projects Inc. (“Limitless”) shall incorporate a subsidiary named “Privacy and Value Inc.” (“P&V”) and transfer its 100% interest in the Software (as defined in the Agreement) to P&V.

2.	The issued and outstanding share capital of P&V shall be 50% owned by Limitless and 50% owned by Danial Okelo (“Okelo”), the President of Limitless.

3.	Upon the date that Cyber Apps earns its 50% undivided interest in the Software pursuant to Section 2.1 of the Agreement, Limitless and Okelo shall forthwith transfer to Cyber Apps the number of shares equal to 50% of the issued shares of P&V.

All other terms and conditions of the Agreement, except as amended or modified hereby, remain in full force and effect. If these amendments to the Agreement are acceptable, please sign and return a copy of this letter to us.

Sincerely,

LIMITLESS PROJECTS INC.

PER: /s/ Daniel Okelo

DANIEL OKELO

President

AGREED AND CONFIRMED this

20th day of April, 2021

/s/ Mohammed Irfan Rafimiya Kazi

Cyber Apps World, Inc.

By its president, Mohammed Irfan Rafimiya Kazi